EXHIBIT 99.j.
Auditor's Consent


46778v4

BRIGGS, BUNTING & DOUGHERTY, LLP
-------------------------------------------------
Certified Public Accountans and Business Advisors





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated November 22, 2002, accompanying the October 31, 2002 financial statements of New Century Portfolios (comprising, respectively, the New Century Capital Portfolio, the New Century Balanced Portfolio, the New Century Aggressive Portfolio, New Century International Portfolio and New Century Alternative Strategies Portfolio) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.



                                       /S/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                       BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
February 26, 2003